CERTIFICATE OF AMENDMENT
                                                        TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ALBION AVIATION, INC.
                            (a Delaware corporation)

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         ALBION AVIATION,  INC., a corporation  organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

         DOES HEREBY CERTIFY:

1. The following resolutions have been unanimously adopted by the board of directors and a majority of the stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law for the purpose of amending the corporation's Certificate of Incorporation. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Articles thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

         FIRST:  The name of the corporation is Aradyme Corporation.

2. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General
              Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, ALBION AVIATION, INC. has caused this certificate to be signed by its duly authorized officer, this 8th day of January, 2003.

         ALBION AVIATION, INC.


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         Jehu Hand, President and Secretary